Exhibit 10.18

RITTER PHARMACEUTICALS, INC.

AMENDMENT NO. 1 TO

RESEARCH AND DEVELOPMENT AGREEMENT & LICENSE

This Amendment No. 1 (the “Amendment”) to the Research and Development Agreement & License, dated as of November 17, 2010 (the “Original Agreement”), is made and entered into as of July 6, 2011, pursuant to Section 13.4 of the Original Agreement, by and among KOLU POHAKU TECHNOLOGIES, LLC, a Delaware limited liability company (together with its successors and assigns, “Kolu Pohaku”); KOLU POHAKU MANAGEMENT, LLC, a Delaware limited liability company (together with its successors and assigns, “KPM”); and RITTER PHARMACEUTICALS, INC., a Delaware corporation (together with its successors and assigns, the “Company”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Original Agreement.

RECITALS

WHEREAS, the Company, Kolu Pohaku and KPM are parties to the Original Agreement;

WHEREAS, the parties wish to amend the Original Agreement in the manner set forth below in order to fund additional Qualified Research activities in accordance with the terms of the Original Agreement; and

WHEREAS, the Original Agreement may be amended by written agreement of the parties thereto.

NOW, THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

1.          Section 2.15 of the Original Agreement shall be amended and restated in its entirety to read as set forth below:

“2010 R&D Fee” means the installment payments by Kolu Pohaku described in Section 7.

2.          Section 2.19 of the Original Agreement shall be amended and restated in its entirety to read as set forth below:

“Royalty Payments” means the 2010 Royalty Payments and the 2011 Royalty Payments by Researcher to Kolu Pohaku described in Section 9 herein.

3.          Section 7 of the Original Agreement shall be amended and restated in its entirety to read as set forth below:

R&D Fee.

7.1           2010 R&D Fee. Kolu Pohaku shall pay to the Researcher Seven Hundred and Fifty Thousand Dollars ($750,000.00) as the research and development fee (“2010 R&D Fee”) for performing the KP Research in 2010 through 2014. Two Hundred Fifty Thousand Dollars ($250,000.00) of the R&D Fee shall be payable upon signing of the Agreement (the “2010 R&D Fee Installment”) and Five Hundred Thousand Dollars ($500,000.00) shall be paid no later than January 10, 2011, provided that the conditions set forth in Section 8 have been satisfied (the “2011 R&D Fee Installment”). Researcher agrees that the R&D Fee will be disbursed to Researcher in amounts corresponding to, and within five (5) business days of the receipt of, each request for a disbursement from Researcher unless Kolu Pohaku objects in writing to such request in such time period (each such amount, an “R&D Disbursement”). Notwithstanding the foregoing sentence, the Parties agree that the 2010 R&D Fee Installment shall be disbursed upon execution of this Agreement and shall be considered an R&D Disbursement for all purposes hereunder. Researcher agrees that a minimum amount of KP Research will be performed in each year of the Agreement as provided in Exhibit B. Researcher further agrees that the payments set forth in this Agreement shall be full and complete compensation for all obligations and deliverables by Researcher under this Agreement and for all inventions, developments and improvements assigned under this Agreement, if any. Researcher specifically agrees that Kolu Pohaku shall not be responsible for any costs of overhead, salaries, materials or other expenses, except as set forth herein. Not later than March 15 of teach year, Researcher shall deliver to Kolu Pohaku a certificate of the Chief Financial Officer of Researcher (i) setting forth in reasonable detail the application of the R&D Fee performed to date pursuant to the funding of the KP Research, (ii) demonstrating that no less than 100% of such funding was applied toward the KP Research, and (iii) certifying that the KP Research has not been funded from the proceeds of any other third party agreement such that the third party has ownership of any of the results of the KP Research.

7.2           2011 R&D Fee. Kolu Pohaku shall pay to the Researcher Three Hundred Thousand Dollars ($300,000.00) as the research and development fee (“2011 R&D Fee”) for performing the KP Research in 2011. Researcher agrees that the 2011 R&D Fee will be disbursed to Researcher in amounts corresponding to, and within five (5) business days of the receipt of, each request for a disbursement from Researcher unless Kolu Pohaku objects in writing to such request in such time period (each such amount, an “R&D Disbursement”). Researcher further agrees that the payments set forth in this Agreement shall be full and complete compensation for all obligations and deliverables by Researcher under this Agreement and for all inventions, developments and improvements assigned under this Agreement, if any. Researcher specifically agrees that Kolu Pohaku shall not be responsible for any costs of overhead, salaries, materials or other expenses, except as set forth herein. Not later than March 15 of teach year, Researcher shall deliver to Kolu Pohaku a certificate of the Chief Financial Officer of Researcher (i) setting forth in reasonable detail the application of the 2011 R&D Fee performed to date pursuant to the funding of the KP Research, (ii) demonstrating that no less than 100% of such funding was applied toward the KP Research, and (iii) certifying that the KP Research has not been funded from the proceeds of any other third party agreement such that the third party has ownership of any of the results of the KP Research.

4.          Section 9 of the Original Agreement shall be amended and restated in its entirety to read as set forth below:

License and Royalty Payments.

9.1           Grant of License. In exchange for Researcher’s commitment to pay the Royalty Payments set forth in Sections 9.2 and 9.3, Kolu Pohaku hereby grants the License to Researcher.

9.2           2010 Quarterly Royalty Payment. Commencing with an initial payment on March 31, 2015, and continuing through December 31, 2035, at the expiration of each calendar quarter (i.e., March 31, June 30, September 30, December 31, etc.), Researcher shall pay to Kolu Pohaku a royalty payment of Fifteen Thousand Dollars ($15,000.00) (each a “2010 Royalty Payment”) for the license and use of the results of the KP Research. In the event any Royalty Payment is not paid on or before its due date, interest shall accrue on such amount at the rate of 12% per annum compounded annually.

9.3           2011 Quarterly Royalty Payment. Commencing with an initial payment on March 31, 2015, and continuing through December 31, 2035, at the expiration of each calendar quarter (i.e., March 31, June 30, September 30, December 31, etc.), Researcher shall pay to Kolu Pohaku a royalty payment of Six Thousand Dollars ($6,000.00) (each a “2011 Royalty Payment”) for the license and use of the results of the KP Research. In the event any Royalty Payment is not paid on or before its due date, interest shall accrue on such amount at the rate of 12% per annum compounded annually.

5.          Exhibit A of the Original Agreement shall be amended and restated in its entirety to read as attached to this Amendment.

6.          Exhibit B of the Original Agreement shall be amended and restated in its entirety to read as attached to this Amendment.

7.          Except as expressly set forth in this Amendment, the Original Agreement shall continue in full force and effect in accordance with its terms.

8.          This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.          All corporate action on the part of the Company and its directors, officers, and stockholders necessary for the authorization, execution, and delivery of this Amendment by the Company has been taken as of the date hereof.

10.         This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Hawaii, without reference to the conflict of laws provisions thereof.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

KOLU POHAKU TECHNOLOGIES, LLC

By	/s/ Thomas Adamek
Thomas Adamek, President

KOLU POHAKU MANAGEMENT, LLC

By	/s/ Thomas Adamek
Thomas Adamek, President

RITTER PHARMACEUTICALS, INC.

By	/s/ Andrew J. Ritter
Andrew Ritter, President and CEO

Signature Page to Amendment No. 1 to
First Amendment to Research and Development Agreement & License

Exhibit A

Description of KP Research to be performed on behalf of and for the benefit of Kolu Pohaku

[Description of Annual R&D Activities (2010-2014) and Budgets attached hereto]

The KP Research that the Researcher will perform pursuant to the Agreement will be based on and add to or supplement the Research Project described above. The KP Research will be maintained and conducted separately. The details and scope of the research that will constitute KP Research will be provided to Kolu Pohaku in Researcher’s regular reporting and the scope will be directed and further defined based on the results that are achieved.

Exhibit A (continued)

Hawaii Clinical Expenses Pursuant to the 2010 R&D Agreement

	2010	2011	Total
	$	$	$

Clinical Supply	$60,000	$15,000	$75,000

Clinic	$37,555	$365,200	$402,755
Subject Cost (Attachment A)	$10,000	$265,000	$275,000
Parking Hawaii	$1,000	$6,000	$7,000
Screen Failure	$5,000	$47,000	$52,000
IRB Fees	$1,155	$-	$1,155
Recruitment Allowance	$10,000	$23,000	$33,000
Start-up Fees	$5,400	$-	$5,400
HBT Machines	$-	$1,200	$1,200
Validation Study	$5,000	$20,000	$25,000
Archiving Fees	$-	$3,000	$3,000

Clinical Research Organization	$14,500	$229,000	$243,500
Project Management	$5,000	$60,000	$65,000
Trial Master File	$-	$-	$-
Data Management (Attachment B)	$5,000	$17,500	$22,500
Statistical Programming (Attachment B)	$-	$-	$-
Statistical Programming (Attachment B)	$2,000	$22,000	$24,000
Clin Study Report (Attachment B)	$-	$8,000	$8,000
Teleconferences/Team Meetings (Attachment B)	$1,000	$2,000	$3,000
Medical Monitor (Jon Ruckle)	$-	$25,000	$25,000
Clinical Monitoring	$-	$96,000	$96,000
Administrative Set-up/Site Management	$1,500	$10,100	$11,600
Initiation Visit	$-	$12,000	$12,000
Process Monitoring Visit	$-	$12,800	$12,800
Routine Monitoring Visit	$-	$30,400	$30,400
Close-Out Visit	$-	$11,200	$11,200
Pass-through Estimates	$-	$18,000	$18,000

General Expenses	$-	$33,000	$33,000
Liability Insurance	$-	$18,000	$18,000
Travel	$-	$15,000	$15,000

Totals	$112,055	$642,200	$754,255

*Expenses based on estimated performed work

Exhibit A-1

Hawaii Clinical Expenses for 2011

Pursuant to Amendment No. 1 to the R&D Agreement

Operations	KP Research to be performed

General Expenses	$8,000
Consultants	$7,000
Subtotal Operations	$15,000

Clinic
Clinical Supply	$60,000
CRO/Clinic	$210,000
Clinic Staff	$15,000

Subtotal Clinic	$285,000

Total	$300,000

Exhibit B

Minimum Annual KP Research

Pursuant to Amendment No. 1 to the R&D Agreement

Calendar Year	Annual Minimum KP Research to be performed

2010	$50,000

2011	$400,000 - See Exhibit A $300,000 - See Exhibit A-1

2012	$37,500

2013	$37,500

2014	$37,500